Filed Pursuant to Rule 424(b)(4)
Registration No. 333-287200
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 20, 2025)
Centuri Holdings, Inc.
27,362,210 Shares of Common Stock

The selling stockholder identified in this prospectus supplement is offering 27,362,210 shares of our common stock. We will not receive any of the proceeds from the sale of common stock by the selling stockholder.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CTRI.” On September 2, 2025, the last reported sale price of our common stock on the NYSE was $20.68 per share.
Investment entities affiliated with Carl C. Icahn (collectively, the “Icahn Group”) have provided an indication of interest in purchasing up to an aggregate of 2,870,295 shares of our common stock from the underwriter at the public offering price. However, because these indications are not binding agreements or commitments to purchase, the Icahn Group may elect to purchase fewer shares than they indicate an interest in purchasing or not to purchase any shares in this offering. In addition, the underwriter may elect to sell fewer shares or not to sell any shares in this offering to the Icahn Group. The underwriter will receive the same discount from any shares sold to the Icahn Group as they will from any other shares sold to other investors in this offering. See “Underwriting” beginning on page S-28.
Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$19.60	$536,299,316.00
Underwriting discounts and commissions(1)	$0.4200	$11,492,128.20
Proceeds, before expenses, to the selling stockholder	$19.1800	$524,807,187.80
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(1)See “Underwriting” for additional disclosure regarding the underwriting discounts and commissions and estimated offering expenses.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriter expects to deliver the shares of common stock against payment on or about September 5, 2025.

J.P. Morgan
The date of this prospectus supplement is September 3, 2025.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which is part of a registration statement on Form S-3 (File No. 333-287200) that we filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2025, and that was declared effective by the SEC on May 20, 2025 (the “Registration Statement”). The offering of common stock by the selling stockholder is registered on the Registration Statement. The accompanying prospectus provides more general information, some of which may not apply to this offering. This prospectus supplement is a supplement to the accompanying prospectus with respect to the offering of shares registered under the Registration Statement. If the information contained or incorporated by reference in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we may provide to you in connection with this offering. Neither we, the selling stockholder, nor the underwriter have authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we, the selling stockholder, nor the underwriter are offering to sell, or seeking offers to buy, shares of our common stock in jurisdictions where offers and sales are not permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our common stock.
In this prospectus supplement, unless the context otherwise indicates, the terms “Centuri,” the “Company,” “we,” “our” and “us” or similar terms refer to Centuri Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries. The terms “Southwest Gas Holdings” and the “selling stockholder” refer to Southwest Gas Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries, including Southwest Gas Corporation. When we refer to “you,” we mean the potential holders of the applicable series of securities.
Market and Industry Data
Unless otherwise indicated, information contained or incorporated by reference into this prospectus supplement concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from third-party sources, data from our internal research and management estimates. Our management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source.
In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While we believe the estimated market and industry data included or incorporated by reference into this prospectus supplement is generally reliable, such information is inherently uncertain and imprecise. Market and industry data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of such data. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us. Accordingly, you are cautioned not to place undue reliance on such market and industry or any other such estimates.
Trademarks, Trade Names and Service Marks
The name and mark, Centuri, and other trademarks, trade names and service marks of the Company appearing or incorporated by reference into this prospectus supplement are our property or, as applicable, licensed to us. The name and mark, Southwest Gas Holdings, and other trademarks, trade names and service marks of Southwest Gas Holdings appearing or incorporated by reference into this prospectus supplement are the property of Southwest Gas Holdings. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ™, ®, or ℠ symbols, but the absence of these symbols is not intended to indicate that Southwest Gas Holdings and/or Centuri will not assert their or our respective rights to these trademarks, trade names and service marks to the fullest extent under applicable law. This prospectus supplement also contains additional trade names, trademarks and service marks belonging to other companies. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.
Non-GAAP Financial Measures
We use certain non-GAAP financial measures in this prospectus supplement, including EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures used by management as supplemental measures in evaluating our operating performance. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as alternatives to, or more meaningful than, net income (loss) or net income (loss) margin or any other measure as determined in accordance with GAAP. Our computation of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to those of other companies. We define EBITDA as net loss, adjusted to exclude: (a) interest expense, net, (b) income tax expense, (c) depreciation expense, and (d) amortization of intangible assets. We define Adjusted EBITDA as EBITDA adjusted to exclude: (i) non-cash stock-based compensation, (ii) separation-related costs, (iii) severance costs, (iv) securitization facility transaction fees, (v) CEO transition costs, and (vi) other professional fees. Adjusted EBITDA Margin is defined as the percentage derived from dividing Adjusted EBITDA by revenue. Management believes that Adjusted EBITDA provides additional insight by removing certain expenses that are non-recurring and/or non-operational in nature. Management believes that Adjusted EBITDA Margin is useful for the same reason as Adjusted EBITDA, and also provides an additional understanding of how Adjusted EBITDA is impacted by factors other than changes in revenue. For more information about Adjusted EBITDA and Adjusted EBITDA Margin, see our Quarterly Reports on Form 10-Q and Annual Report on Form 10-K incorporated by reference into this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Our Financial Condition and Results of Operations,” the financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, as may be updated by our quarterly, annual and other reports and documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, and the exhibits to the Registration Statement of which this prospectus supplement and the accompanying prospectus are a part.
Company Overview
We are a leading North American utility infrastructure services company with over 115 years of operating history and we partner with regulated utilities to maintain, upgrade and expand the energy network that powers millions of homes and businesses. Based on our internal estimates, we believe that we are the third largest utility services provider by revenue (based on fiscal 2023 utility services revenues of approximately $2.46 billion or 85% of consolidated revenue for fiscal 2023). We serve as a long-term strategic partner to, and an extension of, North America’s electric, gas and combination utility providers, delivering a wide range of infrastructure solutions that seek to ensure safe, reliable and environmentally sustainable energy operations. Our service offerings primarily consist of the modernization of utility infrastructure through the replacement, maintenance, retrofitting and installation of electric and natural gas distribution and utility-scale transmission networks to meet current and future demands. We also serve complementary, attractive and growing end markets such as renewable energy associated with the expected energy transition, data centers and 5G datacom. Our essential services enable our customers to enhance the safety, reliability and environmental sustainability of the electric and natural gas networks that consumers rely upon to meet their essential and evolving energy needs. Guided by our values and unwavering commitment to serve as long-term partners to customers and communities, our more than 8,600 employees enable our customers to safely and reliably deliver electricity and natural gas and achieve their goals for environmental sustainability.
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(1)Based on FY2024

We currently operate across 89 locations in 46 U.S. states and four Canadian provinces, which consist of 53 gas locations, 35 electric locations and one other location, enabling us to support our customers across multiple geographies.

The majority of our customer relationships are governed by long-term master services agreements (“MSAs”), comprising approximately 80% of our total revenue during the fiscal year ended December 29, 2024. Additionally, of the remaining 20% of our total revenue that was generated from bid contracts, 9% was generated from existing MSA customers. We predominantly perform smaller, lower-risk distribution projects for our customers. Our focus on MSA-driven work, long-term customer partnerships and recurring maintenance-oriented work orders provides us greater visibility to our demand outlook.
We have a long-term track record of consistent and resilient growth, as demonstrated by the fact that we have increased revenue by approximately eight times since 2010. Specifically, our total revenue has increased at a compound annual growth rate (“CAGR”) of 15.9% from 2010 to the last twelve months ended June 29, 2025, with our organic revenue increasing at a CAGR of 12.0% over that same period. Organic revenue CAGR excludes the impact of acquired revenues 12 months following transaction close.
We had a net loss for the last twelve months ended June 29, 2025 of $3.1 million. Our Adjusted EBITDA for the last twelve months ended June 29, 2025 was $245.5 million, and our Adjusted EBITDA margin was 9.1%. To calculate financial results for the last twelve months ended June 29, 2025, we aggregate the results for the fiscal year ended December 29, 2024 with the results for the fiscal six months ended June 29, 2025 less the results for the fiscal six months ended June 30, 2024.
The following table presents reconciliations of net loss to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for the last twelve months ended June 29, 2025:

Fiscal Twelve Months Ended
(dollars in thousands)	June 29, 2025
Net loss	$(3,131)
Interest expense, net	79,896
Income tax expense	17,768
Depreciation expense	108,424
Amortization of intangible assets	26,662
EBITDA	229,619
Non-cash stock-based compensation	6,489
Separation-related costs	3,175
Severance costs	1,371
Securitization facility transaction fees	1,393
CEO transition costs	2,060
Other professional fees	1,379
Adjusted EBITDA	$245,486
Adjusted EBITDA Margin (% of revenue)	9.1%
We serve some of the largest electric, gas and combination utilities in the United States and Canada, the vast majority of which are investment grade utilities. During fiscal 2024, approximately 81% of our revenue came from regulated utilities with the remaining 19% coming from unregulated utilities, clean energy providers, independent transmission companies, home builders, municipalities and industrial customers. Our top 20 customers, which comprised 67% of our revenues during fiscal 2024, are almost entirely investment-grade utilities. Our customer base is not only diversified and well-established, but also well-tenured. We have an average relationship of approximately 24 years with our top 20 customers. Our relationships are primarily governed through one or more MSAs with each customer; we have a near 100% MSA renewal rate with our customers. Furthermore, approximately 92% of our $5.3 billion in backlog as of June 29, 2025 related to MSAs. During the fiscal three-month and six-month periods ended June 29, 2025, we secured contracts with over $1.8 billion and $3.0 billion multi-year revenue potential, respectively.
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(1)Based on latest available Moody’s and S&P corporate credit ratings

(2)Based on FY2024
(3)The percentages are for that customer and cumulative, respectively.
Being a scaled provider in our industry, we take an institutionalized approach to safeguard our employees and, as a result, deliver on industry leading practices for our customers and employees. Our dedicated leadership team has fostered a culture of safety and accountability, across all ranks, symbolized by our numerous prevention programs as evidenced by our total recordable incident rate (“TRIR”) of 0.91 and a days away, restricted or transferred (“DART”) rate of 0.30 per 200,000 work hours for fiscal 2024. As a result, and because of the importance that utility customers place on our ability to prevent injury, we are able to win and maintain long-lasting relationships with our customers and cement our position as an employer of choice in the industry, attracting the best talent and providing a competitive edge where safe and high-quality work is rewarded with additional opportunities.
Separation and Initial Public Offering
We were incorporated in Delaware in June 2023 as a wholly owned subsidiary of Southwest Gas Holdings. We were formed for the purpose of completing our initial public offering (the “Centuri IPO”), facilitating the separation of Centuri Group, Inc. (“Centuri Group”) from Southwest Gas Holdings and other related transactions in order to carry on the business of Centuri Group, our predecessor for financial reporting purposes. Prior to April 13, 2024, Southwest Gas Holdings owned 1,000 shares of our common stock, representing 100% of the issued and outstanding shares of our common stock. On April 13, 2024, we issued 71,664,592 shares of common stock to Southwest Gas Holdings as consideration for the transfer of assets and assumption of liabilities of Centuri Group (the “Separation”). Following the completion of the Separation, Centuri Group became our wholly owned subsidiary, and all of our operations are conducted through Centuri Group.
On April 17, 2024, the registration statement related to the Centuri IPO was declared effective, and our common stock began trading on the NYSE under the ticker “CTRI” on April 18, 2024. On April 22, 2024, the Centuri IPO was completed through the sale of 14,260,000 shares of our common stock, par value $0.01 per share, including the underwriters’ full exercise of their option to purchase an additional 1,860,000 shares to cover over-allotments, at an initial public offering price of $21.00 per share. On the same day, Icahn Partners LP and Icahn Partners Master Fund LP, investment entities affiliated with Carl C. Icahn (the “Icahn Investors”), purchased 2,591,929 shares of our common stock in a concurrent private placement at a price per share equal to the IPO price per share, for gross proceeds of approximately $54.4 million. The total net proceeds to us from the Centuri IPO and the concurrent private placement, after deducting underwriting discounts and commissions of $18.0 million and offering expenses payable of $8.3 million, were $327.7 million. Since the Centuri IPO and through the date of this prospectus supplement, Southwest Gas Holdings has sold portions of its remaining shares of our common stock through secondary public offerings and concurrent private placements. As of the date of this prospectus supplement, Southwest Gas Holdings owns 27,362,210 shares of our common stock, or approximately 30.9% of the total outstanding shares of our common stock. Upon completion of this offering, Southwest Gas Holdings will no longer own any shares of our common stock.
Recent Developments
Corporate Governance Changes
As noted above, as of the date of this prospectus supplement, Southwest Gas Holdings owns approximately 30.9% of our outstanding common stock. Upon the completion of this offering, Southwest Gas Holdings will no longer own any shares of our common stock. As a result, pursuant to that certain Separation Agreement, dated as of April 11, 2024, by and between us and Southwest Gas Holdings (the “Separation Agreement”), at such time that Southwest Gas Holdings ceases to own less than 5% of our outstanding common stock, Southwest Gas Holdings will lose the rights afforded to it under the Separation Agreement, including the right to nominate any of our directors and any remaining consent rights over certain of our corporate actions. See “Selling Stockholder—Material Relationships with the Selling Stockholder.”

Corporate Information
We were incorporated in Delaware on June 9, 2023. The address of our principal executive offices is 19820 North 7th Avenue, Suite 120, Phoenix, Arizona 85027. Our telephone number is (623) 582-1235.
We maintain an internet website at https://www.centuri.com. Our website, and the information contained therein, or connected thereto, is not incorporated by reference into this prospectus supplement and the accompanying prospectus and you should not consider it to be a part of this prospectus supplement and the accompanying prospectus.

THE OFFERING

Common stock offered by the selling stockholder in this offering
27,362,210 shares. The Icahn Group have provided an indication of interest in purchasing up to an aggregate of 2,870,295 shares of our common stock from the underwriter at the public offering price. See “Underwriting” beginning on page S-28.

Common stock to be outstanding upon completion of this offering	88,649,154 shares

Use of proceeds	We will not receive any proceeds from the sale of the shares of our common stock in this offering. See “Use of Proceeds.”

Listing and symbol	Our shares of common stock are listed on the NYSE under the symbol “CTRI.”

Risk factors
Investing in our common stock involves a high degree of risk. You should carefully consider all of the information contained, or incorporated by reference, in this prospectus supplement prior to investing in shares of our common stock. See the “Risk Factors” section of this prospectus supplement beginning on page S-9 and in the documents incorporated by reference in this prospectus supplement.

Unless otherwise indicated or the context otherwise requires, references to the number and percentage of shares of our common stock to be outstanding upon completion of this offering are based on 88,649,154 shares of our common stock outstanding as of September 2, 2025.
Unless otherwise indicated, the information presented in this prospectus supplement:
•assumes the sale by the selling stockholder of 27,362,210 shares in this offering;
•excludes 880,363 shares of our common stock issuable upon the vesting and settlement of restricted stock units (“RSUs”) outstanding as of September 2, 2025;
•excludes 115,656 target shares of our common stock issuable upon the vesting and settlement of performance stock units (“PSUs”) outstanding as of September 2, 2025; and
•excludes 5,804,950 shares of our common stock reserved for issuance under our equity incentive plan.

RISK FACTORS
An investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with the information discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, as may be updated by our quarterly, annual and other reports and documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, in evaluating Centuri and deciding to invest in our common stock. The occurrence of any of the following risks could materially and adversely affect our business, financial condition, prospects, results of operations and cash flows. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment.
The risks and uncertainties described below or incorporated by reference herein are those that we have identified as material but are not the only risks and uncertainties facing us. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial also may impair our business, financial condition, prospects, results of operations and cash flows. Please also see the section of this prospectus supplement titled “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to this Offering
Future sales by other holders of shares of our common stock, or the perception that such sales may occur, including following the expiration of the lock-up period, could cause the price of our common stock to decline, potentially materially.
In connection with the Centuri IPO, we granted certain registration rights to the Icahn Investors, and we further granted the Icahn Investors certain resale registration rights with respect to shares of our common stock they purchased from Southwest Gas Holdings in subsequent private placement transactions that took place in connection with prior offerings of our common stock by Southwest Gas Holdings. As of the date of this prospectus supplement, the Icahn Investors own an aggregate of 9.0% of our common stock, and the Icahn Group have provided an indication of interest in purchasing up to an aggregate of 2,870,295 shares of our common stock in this offering. We are unable to predict with certainty whether or when the Icahn Investors will dispose of a substantial number of shares of our common stock that they own. In connection with this offering, we, our executive officers, our directors and Southwest Gas Holdings have agreed with the underwriter that, except with prior written consent of J.P. Morgan Securities LLC, we and they will not, subject to certain exceptions, during the period beginning the date of this prospectus supplement and continuing through the date that is 30 days after the date of this prospectus supplement (such period, the “restricted period”), offer, sell, contract to sell, pledge or otherwise dispose of or hedge, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock. The sale of a substantial number of shares of our common stock following the restricted period, or the perception that such a sale could occur, could significantly reduce the prevailing market price of shares of our common stock. Upon completion of this offering, except as otherwise described in this prospectus supplement, all of the shares of our common stock to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act, assuming they are not held by our affiliates.
None of the proceeds from the sale of shares of our common stock by the selling stockholder will be available to us to fund our operations, and we will have no control over whether the ultimate investors will try to exert influence over us in the future.
We will not issue any new shares of our common stock and will not receive any proceeds from the sale of shares of our common stock by the selling stockholder in this offering. The selling stockholder will receive all proceeds from the sale of such shares. Consequently, none of the proceeds from such sale by the selling stockholder will be available to us to fund our operations, capital expenditures, compensation plans or acquisition opportunities. See “Use of Proceeds.”
Furthermore, the entire offering could be sold to a small group of investors or even a single investor. We can provide no assurances as to the nature of the investors in this offering or whether such investors will try to exert influence over our business and the Board in the future. You may not know the identity of other investors in this offering at the time you decide to invest in this offering.

The market price of shares of our common stock may be volatile, which could cause the value of our stockholders’ investment to decline, potentially significantly.
The market price of our common stock may be highly volatile and could be subject to wide fluctuations. Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of shares of our common stock regardless of our operating performance. In addition, our operating results could be below the expectations of public market analysts and investors due to a number of potential factors, including variations in our quarterly operating results or dividends, if any, to stockholders, additions or departures of key management personnel, failure to meet analysts’ earnings estimates, publication of research reports about our industry, litigation and government investigations, changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business, adverse market reaction to any indebtedness we may incur or securities we may issue in the future, changes in market valuations of similar companies, investments by activist investors in our common stock or speculation in the press or investment community, announcements by us or our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments, adverse publicity about the industries we participate in or individual scandals, and in response the market price of shares of our common stock could decrease significantly.
In the past few years, stock markets have experienced extreme price and volume fluctuations. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. Such litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.
Our stockholders’ percentage ownership in us may be diluted in the future.
Subject to Southwest Gas Holdings’ consent rights (which will terminate upon the completion of this offering), we are not restricted from issuing additional common stock. Our amended and restated certificate of incorporation (the “Charter”) provides that we may issue up to a total of 850,000,000 shares of common stock, of which 88,649,154 shares were outstanding as of September 2, 2025. We intend to grow our business organically as well as through acquisitions. Occasionally, we may issue shares of common stock as consideration in our acquisitions, and we may have the option to issue shares of our common stock instead of cash as consideration for future earn-out obligations. In connection with the Centuri IPO, we filed a registration statement on Form S-8 to register the shares of our common stock that we reserved for issuance under our equity incentive plan. The Compensation Committee has granted, and we expect will continue grant, additional equity awards to our employees and directors from time to time under our equity incentive plan. The issuance of additional shares of our common stock in connection with future acquisitions, financing transactions, stock-based payment awards or other issuances of our common stock will dilute the ownership interest of our common stockholders. Sales of a substantial number of shares of our common stock or other equity-linked securities in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.
In addition, our Charter authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designation, powers, preferences and relative, participating, optional and other special rights, including preferences over our common stock respecting dividends and distributions, as our Board generally may determine. The terms of one or more classes or series of preferred stock could dilute the voting power or reduce the value of our common stock. For example, we could grant the holders of preferred stock the right to elect some number of our directors in all events or on the occurrence of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences that we could assign to holders of preferred stock could affect the residual value of the common stock. See “Description of Capital Stock—Preferred Stock.”

Our ability to use our net operating loss carryforwards and other tax attributes may be limited due to certain provisions of the Internal Revenue Code or state tax law.
As of December 29, 2024, we had net operating loss carryforwards (“NOLs”) of approximately $25.4 million for U.S. federal income tax purposes and $15.6 million (net of valuation allowances) for state income tax purposes. Realization of these NOLs depends on future taxable income, and there is a risk that our existing NOLs for state income tax purposes could expire unused and be unavailable to offset future state taxable income.
In addition, under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change federal NOLs and other tax attributes (such as tax credits) to offset its post-change taxable income and taxes may be limited. In general, an “ownership change” occurs if there is a greater than 50 percentage point change (by value) in a corporation’s equity ownership by certain stockholders over the testing period, which is generally the three-year period preceding any potential ownership change. If we experience an ownership change currently or at a subsequent point in time, our ability to use pre-change federal NOLs and other tax attributes to offset future taxable income and taxes could be subject to limitations. Similar provisions of state tax law may also apply. Any such limitation, if applicable, could adversely affect our business, financial condition, results of operations, and prospects.
Certain provisions in our Charter and Bylaws, and of Delaware law, may prevent or delay an acquisition of us, which could have a material adverse effect on the trading price of our common stock.
Our Charter and amended and restated bylaws (the “Bylaws”) contain, and Delaware law contains, provisions that are intended to deter coercive takeover practices and inadequate takeover bids and to encourage prospective acquirers to negotiate with the Board rather than to attempt an unsolicited takeover not approved by the Board. These provisions include, among others:
•the inability of our stockholders to call a special meeting;
•the inability of our stockholders to act by written consent;
•rules regarding how stockholders may present proposals or nominate directors for election at stockholder meetings;
•the right of the Board to issue preferred stock without stockholder approval;
•the ability of our directors, and not stockholders (other than Southwest Gas Holdings, which has a right to fill certain vacancies, which right will terminate upon the completion of this offering), to fill vacancies (including those resulting from an enlargement of the Board) on the Board; and
•the requirement that the affirmative vote of stockholders holding at least two-thirds of our voting stock is required to amend certain provisions in our Bylaws and our Charter.
We have “opted out” of Section 203 of the Delaware General Corporation Law (the “DGCL”). Our Charter includes a “Dominant Stockholder” (defined as any individual, corporation, partnership or other person (other than Centuri and any current or future direct or indirect majority-owned subsidiary of Centuri) which, together with its affiliates, owns 15% or more of the total voting power of Centuri’s outstanding common stock) provision pursuant to which a “Business Combination” of us with a Dominant Stockholder will require approval by 66 2/3% of the outstanding shares, subject to certain exceptions requiring super-majority (65% or 85%) approval by the Board. The “Dominant Stockholder” provision in our Charter, while similar to the provision in the Southwest Gas Holdings charter, differs in certain respects, including as it relates to distributions of shares of our capital stock by Southwest Gas Holdings.
The existence of this provision is expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging attempts that might result in a premium over the market price for the shares of our common stock held by our stockholders.

We are no longer considered a “controlled company” within the meaning of the NYSE rules. However, even though we are no longer a “controlled company,” during a one-year transition period, we will continue to qualify for, and may rely on, exemptions from certain corporate governance requirements that provide protection to stockholders of other companies.
As a result of a prior offering and concurrent private placement of our common stock by Southwest Gas Holdings, on August 11, 2025, we ceased to be considered a “controlled company” within the meaning of the corporate governance standards of the NYSE and the rules of the SEC. However, even though we are no longer a “controlled company,” during a one-year transition period we will continue to qualify for, and may rely on, exemptions from certain corporate governance requirements that would otherwise provide protection to stockholders of other companies, including:
•the requirement that the Board be composed of a majority of independent directors;
•the requirement that our nominating and corporate governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities or, if no such committee exists, that our director nominees be selected or recommended by independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate;
•the requirement that the Compensation Committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•the requirement for an annual performance evaluation of the nominating and corporate governance committee of the Board and the Compensation Committee.
We currently rely only on the exemption from the requirement that the Compensation Committee be composed entirely of independent directors, as Karen S. Haller, President and Chief Executive Officer of Southwest Gas Holdings, and Chief Executive Officer of Southwest Gas Corporation, currently serves as a member of the Compensation Committee. However, before the one-year transition period has expired, the Compensation Committee will be composed entirely of independent directors in accordance with the corporate governance rules of the NYSE.
The independence standards are intended to ensure that directors who meet those standards are free of any conflicting interest that could influence their actions as directors. Accordingly, stockholders may not have the same protections afforded to stockholders of other companies that are subject to all of the corporate governance requirements of the NYSE.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the safe harbor provision of the United States Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than historical factual information are forward-looking statements, including, without limitation, statements regarding: our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of regulation and the economy, generally.
Terminology such as “believe,” “anticipate,” “will,” “should,” “could,” “intend,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast,” “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the risks and uncertainties set forth in this prospectus supplement under “Risk Factors,” and the section entitled “Item 1.A Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024 and other factors described in our periodic reports filed from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Actual results may differ materially as a result of a number of factors, including, among other things:
•customer project scheduling and duration;
•weather, and general economic conditions;
•results of bid work, differences between actual and anticipated outcomes of bid or other fixed-price construction agreements;
•outcomes from contract and change order negotiations;
•our ability to successfully procure new work and impacts from being awarded work or failing to be awarded work from significant customers, the mix of work awarded, and the amount of work awarded to us following work stoppages or reduction;
•the results of productivity inefficiencies from regulatory requirements, customer supply chain challenges, or otherwise, delays in commissioning individual projects, the ability of management to successfully finance, close on and assimilate any acquired businesses, and changes in our mix of customers, projects, contracts and business;
•regional or national and/or general economic conditions and demand for our services;
•price, volatility, and expectations of future prices of natural gas and electricity;
•increases in the costs to perform services caused by changing conditions;
•the termination or expiration of existing agreements or contracts;
•decisions of our customers as to whether to pursue capital projects due to economic impacts resulting from a pandemic or otherwise;
•the budgetary spending patterns of customers;
•inflation and other increases in construction costs that we may be unable to pass through to our customers;
•cost or schedule overruns on fixed-price contracts;
•availability of qualified labor for specific projects;
•the need and availability of letters of credit, payment and performance bonds, or other security;
•costs we incur to support growth, whether organic or through acquisitions;
•the timing and volume of work under contract;
•losses experienced in our operations;
•the results of the review of prior period accounting on certain projects and the impact of adjustments to accounting estimates;

•developments in governmental investigations and/or inquiries;
•intense competition in the industries in which we operate;
•existing or future litigation or regulatory proceedings, dispute resolution proceedings or claims, including claims for additional costs;
•failure of our partners, suppliers or subcontractors to perform their obligations;
•cyber-security breaches;
•failure to maintain safe worksites;
•risks or uncertainties associated with events outside of our control, including severe weather conditions, public health crises and pandemics, political crises or other catastrophic events, such as the conflict in the Middle East and the ongoing war in Ukraine;
•the impact of changes to federal policies, including those with respect to taxes, trade policies and tariffs, that affect U.S. relations with the rest of the world;
•adverse developments affecting specific financial institutions or the broader financial services industry, including liquidity shortages or bank failures;
•client delays or defaults in making payments;
•the cost and availability of credit and restrictions imposed by our debt agreements;
•the impact of credit rating actions and conditions in the capital markets on financing costs;
•changes in construction expenditures and financing;
•levels of or changes in operations and maintenance expenses;
•our ability to continue to remain within the ratios and other limits in our debt covenants;
•failure to implement strategic and operational initiatives;
•risks or uncertainties associated with acquisitions, dispositions and investments;
•possible information technology interruptions or inability to protect intellectual property;
•our failure, or the failure of our agents or partners, to comply with laws;
•our ability to secure appropriate insurance, licenses or permits;
•new or changing legal requirements, including those relating to environmental, health, licensing and safety matters;
•the loss of one or more clients that account for a significant portion of our revenue; and
•asset impairments.
Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Forward-looking statements herein speak only as of the date of this prospectus supplement. Except to the extent required by applicable law, we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

USE OF PROCEEDS
All shares of our common stock being sold in this offering are being sold by the selling stockholder, and we will not receive any proceeds from the sale of the shares of our common stock in this offering. We will pay all expenses incident to the registration of the shares of common stock offered herein.

SELLING STOCKHOLDER
The following table sets forth the name of the selling stockholder, the number of shares of our common stock and the percentage of our common stock beneficially owned by the selling stockholder prior to this offering, the number of shares offered under this prospectus supplement by the selling stockholder, and the number of shares of our common stock and the percentage of our common stock to be beneficially owned by the selling stockholder after completion of this offering, in each case based on 88,649,154 shares of common stock outstanding as of September 2, 2025 and assuming that the shares offered hereunder are sold as contemplated herein.
The number of shares beneficially owned by the selling stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to equity awards or other rights held by such person that are currently exercisable or will become exercisable within 60 days after September 2, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. The selling stockholder has sole voting and investment power with respect to the shares it beneficially owns, subject to community property laws where applicable.

	Beneficial Ownership Before the Offering			Beneficial Ownership After the Offering
			Shares to be Sold in the Offering
	Shares	Percent		Shares	Percent
Southwest Gas Holdings, Inc.(1)	27,362,210	30.9%	27,362,210	—	—%
__________________
(1)The principal business address of Southwest Gas Holdings, Inc. is 8360 S. Durango Dr., Las Vegas, Nevada, 89113.
Material Relationships with the Selling Stockholder
As of the date of this prospectus supplement, Southwest Gas Holdings owns approximately 30.9% of our outstanding common stock. Upon completion of this offering, Southwest Gas Holdings will no longer own any shares of our common stock.
In connection with the Centuri IPO and related transactions, we and Southwest Gas Holdings have entered into a number of agreements, including the Separation Agreement, the Tax Matters Agreement (as defined below), an unutilized tax assets settlement agreement, and a registration rights agreement, each of which provides Southwest Gas Holdings with certain governance and other rights. Pursuant to the Separation Agreement, upon the completion of this offering (at which time Southwest Gas Holdings will cease to beneficially own less than 5% of our outstanding common stock), Southwest Gas Holdings will lose rights afforded to it under the Separation Agreement, including the right to nominate any of our directors and any remaining consent rights over certain of our corporate actions.
In April 2024, in connection with the Separation and prior to the completion of the Centuri IPO, we entered into an agreement with Southwest Gas Holdings that governs the parties’ respective rights, responsibilities and obligations with respect to taxes, including taxes arising in the ordinary course of business, and taxes incurred as a result of the failure of the distribution of our common stock by Southwest Gas Holdings to its stockholders pursuant to the Separation Agreement (the “Distribution”) and certain related transactions, if effected, to qualify for tax-free treatment for U.S. federal income tax purposes (such agreement, the “Tax Matters Agreement”).
The Tax Matters Agreement imposed certain restrictions upon us and our subsidiaries that were subject to termination under certain circumstances, including if Southwest Gas Holdings determined it is no longer possible to implement the Distribution on a tax-free basis to Southwest Gas Holdings and its stockholders. As a result of prior offerings, Southwest Gas Holdings is no longer able to effect the Distribution on a tax-free basis, and the related restrictions in the Tax Matters Agreement previously terminated pursuant to the terms of the Tax Matters Agreement.

For additional information on agreements between the Company and Southwest Gas Holdings, including the rights that will no longer be afforded to Southwest Gas Holdings under the Separation Agreement upon the completion of this offering, please refer to the descriptions of such agreements elsewhere in this prospectus supplement and in our public filings with the SEC, which are incorporated herein by reference.

DESCRIPTION OF CAPITAL STOCK
The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the provisions of our Charter and Bylaws, each of which is an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, which is incorporated by reference into this prospectus supplement.
General
Our authorized capital stock consists of 850,000,000 shares of common stock, par value $0.01 per share and 85,000,000 shares of preferred stock, par value $0.01 per share, all of which shares of preferred stock are undesignated. Our Board may establish the rights and preferences of the preferred stock from time to time.
Common Stock
Holders of our common stock are entitled to the rights set forth below.
Voting Rights
Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by stockholders; provided that, prior to the completion of this offering and the termination of the rights of Southwest Gas Holdings under the Separation Agreement with respect to the amendment of certain provisions in our Charter and Bylaws relating to the Separation Agreement or the Tax Matters Agreement, Southwest Gas Holdings and any and all successors to Southwest Gas Holdings by way of merger, consolidation or sale of all or substantially all of its assets or equity (“SWX”) is entitled to a number of votes (which may be a fraction) for each share of common stock held of record by SWX on the record date for determining stockholders entitled to vote on such proposal that is equal to the greater of (A) one and (B) the quotient of (i) the sum of (y) the aggregate votes entitled to be cast by all holders of our capital stock (including common stock and preferred stock) other than SWX on such proposal plus (z) one divided by (ii) the number of shares of common stock held of record by SWX on the record date for determining stockholders entitled to vote on such proposal. At each meeting of the stockholders, a majority of our shares issued and outstanding and entitled to vote generally for the election of directors, present in person or represented by proxy, will constitute a quorum.
Directors are elected by a plurality vote standard. Our stockholders do not have cumulative voting rights. Except as otherwise provided in our Charter, Bylaws or as required by law, any question brought before any meeting of stockholders, other than the election of directors, will be decided by the affirmative vote of a majority of the voting power of the shares of capital stock represented at the meeting and entitled to vote on such question, voting as a single class.
We entered into the Separation Agreement with Southwest Gas Holdings, which gave Southwest Gas Holdings the right to nominate a majority of our directors as long as Southwest Gas Holdings beneficially owned 50% or more of the total voting power of our outstanding common stock and specifies how Southwest Gas Holdings’ nominations rights shall decrease as Southwest Gas Holdings’ beneficial ownership of our common stock also decreases. As of the date of this prospectus supplement, Southwest Gas Holdings owns 27,362,210 shares of our common stock, or approximately 30.9% of the total outstanding shares of our common stock and thus, pursuant to the Separation Agreement, has the right to nominate three of our seven directors. Upon completion of this offering, Southwest Gas Holdings will no longer own any shares of our common stock, and, as a result, Southwest Gas Holdings will no longer have the right to nominate any of our directors.
Dividends
Subject to any preferential rights of any outstanding preferred stock, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by the Board out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of us, holders of common stock would be entitled to ratable distribution of our assets remaining after the payment in full of liabilities and any preferential rights of any then-outstanding preferred stock.
No Preemptive or Similar Rights
Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable.
Preferred Stock
Under the terms of our Charter, and subject to Southwest Gas Holdings’ consent rights (which consent rights will terminate upon the completion of this offering), the Board is authorized, subject to limitations prescribed by the DGCL and by our Charter, to issue up to 85,000,000 shares of preferred stock in one or more series without further action by the holders of our common stock. The Board will have the discretion, subject to limitations prescribed by the DGCL and by our Charter, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Anti-Takeover Effects of Various Provisions of Delaware Law and Our Charter and Bylaws
Provisions of the DGCL and our Charter and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that the Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with the Board. We believe that the benefits of increased protection of the Board’s ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire us or restructure the Board outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute. We have “opted out” of Section 203 of the DGCL. Our Charter includes a “Dominant Stockholder” provision pursuant to which a “Business Combination” of us with a Dominant Stockholder (as defined in the Charter) will require approval by 66 2/3% of the outstanding shares of our common stock, subject to certain exceptions requiring super-majority (65% or 85%) approval by the Board.
The existence of this provision is expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.
Removal of Directors. Our Charter and Bylaws provide that our stockholders may remove our directors with or without cause, by an affirmative vote of holders of two-thirds of the outstanding shares of our capital stock entitled to vote generally for the election of directors.
Amendments to Charter. Our Charter provides that the affirmative vote of the holders of a supermajority of the voting power of our outstanding shares entitled to vote thereon, voting as a single class, is required to amend certain provisions relating to the number, term, removal and filling of vacancies with respect to the Board, the advance notice to be given for nominations for elections of directors, the calling of special meetings of stockholders, cumulative voting, stockholder action by written consent, the ability to amend our Bylaws and Charter, exclusive forum, corporate opportunities, anti-takeover provisions, the elimination of liability of directors and officers to the extent permitted by Delaware law, director and officer indemnification and any provision relating to the amendment of any of these provisions. Our Charter also provides that the affirmative vote of the holders of 66 2/3% of the voting power of our outstanding shares entitled to vote thereon, voting as a single class, is required to amend the Dominant Stockholder provision.

Amendments to Bylaws. Our Charter and Bylaws provide that, subject to exceptions, our Bylaws may only be amended by the Board or by the affirmative vote of holders of at least two-thirds of the total voting power of our outstanding shares entitled to vote thereon, voting as a single class.
Size of Board and Vacancies. Our Charter provides that the Board will consist of not less than six nor more than 13 directors, the exact number of which will be fixed exclusively by the Board; provided that, prior to the completion of this offering and the termination of the rights of Southwest Gas Holdings under the Separation Agreement, the Board may consist of more than 13 directors subject to certain conditions. Any vacancies created on the Board resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the directors then in office, even if less than a quorum is present, or by a sole remaining director except, prior to the termination of the Separation Agreement in the case that (i) a director who was designated for nomination by Southwest Gas Holdings pursuant to the Separation Agreement or a director who was otherwise designated by Southwest Gas Holdings pursuant to the Separation Agreement, ceases to serve, or is not elected, as a director for any reason or (ii) Southwest Gas Holdings is entitled to have one or more directors nominated or appointed to the Board pursuant to the Separation Agreement due to an increase in the size of the Board, then any such vacancies or newly created directorships shall be filled in compliance with the Separation Agreement. Any director appointed to fill a vacancy on the Board will hold office until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation, disqualification or removal as hereinafter provided.
Special Stockholder Meetings. Our Charter provides that special meetings of stockholders may be called only by or at the direction of (a) the Board pursuant to a resolution adopted by a majority of the entire Board, (b) the chair of the Board or (c) our chief executive officer. Stockholders may not call special stockholder meetings.
Stockholder Action by Written Consent. Our Charter and Bylaws expressly eliminates the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.
Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Charter and Bylaws mandate that stockholder nominations for the election of directors will be given in accordance with the Bylaws. The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors as well as minimum qualification requirements for stockholders making the proposals or nominations. Additionally, the Bylaws require that candidates for election as director disclose their qualifications and make certain representations.
No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our Charter does not provide for cumulative voting.
Undesignated Preferred Stock. The authority that the Board possesses to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. The Board may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.
Conflicts of Interest; Corporate Opportunities
In order to address potential conflicts of interest between us and Southwest Gas Holdings, our Charter contains certain provisions regulating and defining the conduct of our affairs to the extent that they may involve Southwest Gas Holdings and its directors, officers and/or employees and our rights, powers, duties and liabilities and those of our directors, officers, employees and stockholders in connection with our relationship with Southwest Gas Holdings. In general, these provisions recognize that we and Southwest Gas Holdings and surviving subsidiaries will continue to have contractual and business relations with each other, including directors of Southwest Gas Holdings serving as our directors, may engage in the same, similar or related business activities and lines of business or may have an interest in the same areas of corporate opportunities.

Our Charter provides that Southwest Gas Holdings has no duty to communicate information regarding a corporate opportunity to us or to refrain from engaging in the same or similar activities or lines of business, doing business with any of our clients, customers or vendors or employing or otherwise engaging any of our directors, officers or employees. Moreover, our Charter provides that for so long as Southwest Gas Holdings owns at least 10% of the total voting power of our outstanding shares or otherwise has one or more directors, officers or employees serving as our (or any of our subsidiaries’) director, officer or employee, in the event that any of our (or any of our subsidiaries’) directors, officers or employees who is also a director, officer or employee of Southwest Gas Holdings acquires knowledge of a potential transaction or matter that may be a corporate opportunity for us and Southwest Gas Holdings, such director, officer or employee shall to the fullest extent permitted by law have fully satisfied and fulfilled his or her fiduciary duty, if any, with respect to such corporate opportunity, and we, to the fullest extent permitted by law, renounce any interest or expectancy in such business opportunity, and waive any claim that such business opportunity constituted a corporate opportunity that should have been presented to us or any of our affiliates, if he or she acts in a manner consistent with the following policy: such corporate opportunity offered to any person who is our or our subsidiaries’ director, officer or employee and who is also a director, officer or employee of Southwest Gas Holdings and its affiliates (other than us and our subsidiaries) shall belong to us only if such opportunity is expressly offered to such person solely in his or her capacity as our director or officer.
Our Charter also provides that no contract, agreement, arrangement or transaction between us (or any of our subsidiaries), on the one hand, and Southwest Gas Holdings, on the other hand, will be void or voidable solely for the reason that Southwest Gas Holdings is a party thereto, or solely because any of our (or our subsidiaries’) directors or officers who are affiliated with Southwest Gas Holdings are present at or participate in the meeting of the Board or committee thereof or are signatories to a written consent of the Board or committee thereof, which authorizes the contract, agreement, arrangement or transaction or solely because his or her votes are counted for such purpose. We may enter into and perform, and cause or permit any subsidiary to enter into and perform, one or more contracts, agreements, arrangements or transactions with Southwest Gas Holdings pursuant to which we or one of our subsidiaries, on the one hand, and Southwest Gas Holdings, on the other hand, agree to engage in transactions of any kind or nature with each other, including, without limitation, agreements relating to competition or allocation of opportunities. Subject to certain exceptions in our Charter, no such contract, agreement, arrangement or transaction, or the performance thereof by us (or any of our subsidiaries), or Southwest Gas Holdings, will, to the fullest extent permitted by law, (i) be considered contrary to (x) any fiduciary duty that any of our (or any of our subsidiaries’) director, officer, or employee who is also a director, officer or employee of Southwest Gas Holdings may owe or be alleged to owe to us or any such subsidiary, or to any stockholder thereof, or (y) any legal duty or obligation Southwest Gas Holdings may be alleged to owe on any basis or (ii) be considered a failure to act in (or not opposed to) the best interests of us or any of our subsidiaries or our or their respective stockholders or equityholders or the derivation of any improper personal benefit. Subject to certain exceptions in our Charter, to the fullest extent permitted by law, none of our (or any of our subsidiaries’) directors, officers or employees who are also directors, officers or employees of Southwest Gas Holdings shall have or be under any fiduciary duty to us (or any of our subsidiaries) to refer any corporate opportunity to us (or any of our subsidiaries) or to refrain from acting on behalf of us (or any of our subsidiaries) or of Southwest Gas Holdings in respect of any such contract, agreement, arrangement or transaction or performing any such contract, agreement, arrangement or transaction. To the fullest extent permitted by law, subject to certain exceptions set forth in the Charter, none of our (or our subsidiaries’) directors, officers or employees shall be deemed to have an indirect interest in any matter, transaction or corporate opportunity that may be received or exploited by, or allocated to, Southwest Gas Holdings, merely by virtue of being a director, officer or employee of Southwest Gas Holdings.
Our Charter also provides for special approval procedures that may be utilized if it is deemed desirable by Southwest Gas Holdings, us, our subsidiaries or any other party, that we take action with specific regard to a particular transaction, corporate opportunity or type or series of transactions or corporate opportunities, out of an abundance of caution, to ensure that such transaction or transactions are not voidable, or that such an opportunity or opportunities are effectively disclaimed. Specifically, we may employ special procedures to affirm or authorize transactions or opportunities in these cases if:
•the material facts of the transaction and the director’s, officer’s or employee’s interest are disclosed or known to the Board or duly appointed committee of the Board and the Board or such committee authorizes, approves or ratifies the transaction by the affirmative vote or consent of a majority of the directors (or committee members) who have no direct or indirect interest in the transaction and, in any event, of at least two directors (or committee members); or
•the material facts of the transaction and the director’s interest are disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such transaction.
Any person purchasing or otherwise acquiring any interest in any shares of our common stock will be deemed to have consented to these provisions of the Charter.
Except as otherwise agreed in writing between us and Southwest Gas Holdings, these corporate opportunity provisions will have no further force or effect when Southwest Gas Holdings both (i) owns 10% or less of the total voting power of our outstanding shares and (ii) has no directors, officers or employees serving as our (or any of our subsidiaries’) directors, officers or employees. Although Southwest Gas Holdings will no longer own any shares of our common stock following this offering, three Southwest Gas Holdings directors are expected to continue to serve on our board of directors. As a result, following this offering, these corporate opportunity provisions will continue to remain in full force and effect unless otherwise agreed in writing between us and Southwest Gas Holdings.
Limitations on Liability, Indemnification of Officers and Directors and Insurance
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breach of fiduciary duties as directors or officers, and our Charter includes such an exculpation provision. Our Charter and Bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, all expense, liability and loss actually and reasonably incurred or suffered by each person who was or is a party or is otherwise threatened to be made a party to any action, suit or proceeding for actions taken as our legal representative, director or officer, or, while serving as our director or officer, for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Charter and Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to certain conditions, including our receipt of an undertaking from the indemnified party if required under the DGCL. Our Charter expressly authorizes us to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees for some liabilities.
The limitation of liability and indemnification provisions that are in our Charter and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions will not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors or officers under the federal securities laws. There is currently no pending material litigation or proceeding against us or any of our directors, officers or employees for which indemnification is sought.
Exclusive Forum
Our Charter provides that, unless we otherwise determine, the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee or stockholder in such capacity to us or to our stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against us or any current or former director or officer or other employee or stockholder in such capacity arising pursuant to any provision of the DGCL or our Charter or Bylaws, (iv) any action asserting a claim relating to or involving us governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as such term is defined in Section 115 of the DGCL; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action or proceeding may be brought in another state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Charter further provides that the federal district courts of the United States is the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and as a result, the exclusive forum provision does not apply to actions arising under the Exchange Act or the rules and regulations thereunder. While the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our federal forum provision described above. Our stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock is available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. As noted above, the existence of authorized but unissued shares of common stock and preferred stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Amended Cooperation Agreement
In November 2023, Southwest Gas Holdings entered into that certain Amended and Restated Cooperation Agreement (the “Amended Cooperation Agreement”) with certain investment entities affiliated with Carl C. Icahn (the “Icahn Group”). Among other things, the Amended Cooperation Agreement provides that, assuming the Amended Cooperation Agreement is then in effect, in connection with our Separation from Southwest Gas Holdings and so long as the Icahn Group owns at least a certain number of shares of Southwest Gas Holdings common stock, during the term of the Amended Cooperation Agreement (i) we will be incorporated in Delaware and (ii) the Board will be annually elected for one-year terms, subject to certain exceptions set forth in the Amended Cooperation Agreement.
Listing
Our shares of common stock are listed on the NYSE under the symbol “CTRI.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company d/b/a EQ Shareowner Services.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF OUR COMMON STOCK
The following discussion is a summary of the material U.S. federal income tax consequences for Non-U.S. Holders (as defined below) of the ownership and disposition of shares of our common stock purchased pursuant to this offering. This discussion is based on the Code, applicable Treasury regulations, administrative interpretations and court decisions in each case as in effect as of the date of this prospectus supplement, all of which may change or be subject to differing interpretations, possibly with retroactive effect.
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of common stock that is neither a “U.S. person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that is for U.S. federal income tax purposes:
•a citizen or resident of the United States;
•a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust that is (1) subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
This discussion addresses only Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). It does not address all aspects of U.S. federal income taxation that may be important to a Non-U.S. Holder in light of that stockholder’s particular circumstances or to a Non-U.S. Holder subject to special rules, such as:
•U.S. expatriates and former citizens or long-term residents of the United States;
•persons subject to the alternative minimum tax;
•persons holding shares of our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies and other financial institutions;
•brokers, dealers or traders in securities;
•“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons deemed to sell shares of our common stock under the constructive sale provisions of the Code;
•persons who hold or receive shares of our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•persons subject to special tax accounting rules as a result of any item of gross income with respect to shares of our common stock being taken into account on an applicable financial statement;
•tax-qualified retirement plans; and

•“qualified foreign pension funds” as defined in Section 897(i)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.
If a partnership, or any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partners and the activities of the partnership. A partner in a partnership holding our common stock should consult its tax advisor regarding the U.S. federal income tax consequences to it.
This discussion of material U.S. federal income tax considerations is not a complete analysis or description of all potential U.S. federal income tax consequences to Non-U.S. Holders of the ownership and disposition of our shares of common stock. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. It does not address any tax consequences arising under the Medicare tax on net investment income, nor does it address any U.S. federal, estate, gift or other non-income tax or any non-U.S., state or local tax consequences of owning or disposing of our common stock.
EACH POTENTIAL INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK.
Distributions
We may pay dividends to holders of shares of our common stock. If we make a distribution of cash or other property (other than certain distributions of our stock) in respect of shares of our common stock, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital, which will first reduce a Non-U.S. Holder’s adjusted tax basis in its shares of our common stock, but not below zero, and then will be treated as gain from the sale of shares of our common stock, as described below under “—Gain on Sale or Other Disposition of Shares of Our Common Stock.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder generally will be subject to withholding tax at a 30% rate of the gross amount of the dividends or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide a properly executed applicable IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) certifying the Non-U.S. Holder’s entitlement to benefits under an applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be taxed on the dividends on a net income basis at regular rates applicable to a U.S. person. In that case, the Non-U.S. Holder will be exempt from the withholding tax discussed in the preceding paragraph, although the Non-U.S. Holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Corporate Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Gain on Sale or Other Disposition of Shares of Our Common Stock
Subject to the discussions below under “—Informational Reporting and Backup Withholding” and “—Additional Withholding Tax on Payments Made to Foreign Accounts,” a Non-U.S. Holder will not be subject to

U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of shares of our common stock unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);
•the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a U.S. person. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-USRPIs and our other business assets, there can be no assurance we currently are not a USRPHC or will not become a USRPHC in the future. Even if we were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of shares of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period; however, no assurance can be provided that our common stock will be “regularly traded” on an established securities market at all times relevant for purposes of this rule.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Informational Reporting and Backup Withholding
Payments of dividends on shares of our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions in respect of shares of our common stock to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of shares of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a U.S. person, or the holder otherwise establishes an exemption. Proceeds of a disposition of shares of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Provisions of the Code commonly referred to as “FATCA” require withholding (separate and apart from, but without duplication of, the withholding described above) of 30% on payments of dividends on our common stock paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return containing the required information (which may entail significant administrative burden). Although withholding under FATCA also would have applied to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in shares of our common stock.

UNDERWRITING
The selling stockholder is offering the shares of common stock described in this prospectus through J.P. Morgan Securities LLC, which is acting as underwriter of the offering. We and the selling stockholder have entered into an underwriting agreement with the underwriter. Subject to the terms of the underwriting agreement, the selling stockholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, 27,362,210 shares of common stock.
The underwriter is committed to purchase all shares of our common stock offered by the selling stockholder if it purchases any shares. The underwriting agreement provides that if the underwriter defaults, the offering may be terminated.
The underwriter proposes to offer the shares of our common stock directly to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $0.0500 per share. After the offering of the shares to the public, if all of the shares of our common stock are not sold at the public offering price, the underwriter may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriter.
The Icahn Group have indicated an interest in purchasing up to an aggregate of 2,870,295 shares of our common stock from the underwriter at the public offering price. However, because these indications are not binding agreements or commitments to purchase, the Icahn Group may elect to purchase fewer shares than they indicate an interest in purchasing or not to purchase any shares in this offering. In addition, the underwriter may elect to sell fewer shares or not to sell any shares in this offering to the Icahn Group. The underwriter will receive the same discount from any shares of our common stock sold to the Icahn Group as they will from any other shares of our common stock sold to the public in this offering.
Commissions and Expenses
The underwriting fee is equal to the offering price per share of our common stock less the amount paid by the underwriter to the selling stockholder per share of our common stock. The underwriting fee is $0.4200 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter.

Per Share	$0.4200
Total	$11,492,128.20
We estimate that the total expenses of this offering payable by Centuri, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $250,000. We have agreed to reimburse the underwriter for expenses of up to $50,000 relating to the clearance of this offering with the Financial Industry Regulatory Authority.
The prospectus supplement and the accompanying prospectus may be made available in electronic format on the web sites maintained by the underwriter, or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares to underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by to the underwriter and selling group members that may make Internet distributions on the same basis as other allocations.
Lock-Up Agreements
We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, loan, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 30 days after the date of this prospectus, subject to certain exceptions, other than the shares of our common stock to be sold in this offering.
The restrictions on our actions, as described above, will not apply to certain transactions, including (i) the issuance of shares of common stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing date of this offering and described in this prospectus, provided that such recipients enter into a lock-up agreement with the underwriter; or (iii) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.
Our directors and executive officers and the selling stockholder (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 30 days after the date of this prospectus (such period, the “restricted period,”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities will further acknowledge that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.
The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriter and the lock-up parties will not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities: (i) as bona fide gifts, or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to any trust for the direct or indirect benefit of the lock-up party or any immediate family member, (iv) to a partnership, limited liability company or other entity of which the lock-up party and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), (vi) in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates or (B) as part of a distribution to members or stockholders of the lock-up party; (vii) by operation of law, (viii) to us from an employee upon death, disability or termination of employment of such employee, (ix) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering, (x) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our common stock (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments, or (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our Board and made to all stockholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (b) exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in this prospectus, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our common stock or warrants to acquire shares of our common stock, provided that any common stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; and (d) the establishment by lock-up parties of trading plans under Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of lock-up securities during the restricted period and (e) the sale of our common stock pursuant to the terms of the underwriting agreement; provided that:
•in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) or (vii) above, such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the underwriter a lock-up agreement on substantially the same terms as the lock-up agreements referenced herein for the remainder of the restricted period;
•in the case of any transfer or distribution pursuant to clause (a) (i), (ii), (iii), (iv), (vi), (vii), (ix) and (x) above, no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the restricted period); and
•in the case of any transfer or distribution pursuant to clause (a)(v) and (viii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of common stock in connection with such transfer or distribution shall be legally required during the restricted period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer.
J.P. Morgan Securities LLC, in its sole discretion, may release the securities subject to any of the lock-up agreements with the underwriter described above, in whole or in part at any time.
Indemnification
We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.
Price Stabilization, Short Positions and Penalty Bids
In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriter of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales will be “naked” shorts, which are short positions in excess of that amount. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter creates a naked short position, they will purchase shares in the open market to cover the position.
The underwriter has advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the underwriter purchases common stock in the open market in stabilizing transactions or to cover short sales, the underwriter may repay the underwriting discount received by it.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, they may discontinue them at any time. The underwriter may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.
Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Other Relationships
The underwriter and its affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain the underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Certain affiliates of the underwriter have also acted as lender in connection with our term loan and revolving credit facility, for which they have received, and will receive, customary fees and expenses as consideration therewith.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
•to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
•to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or
•in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus

Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriter and Centuri that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
•to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
•to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or
•in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),
provided that no such offer of the shares shall require us or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at, persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA. Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as the basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter are is required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any shares. No shares have been offered or will be offered to the public in Switzerland, except that offers of shares may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
•to any person which is a professional client as defined under the FinSA;
•to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the underwriter for any such offer; or
•in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance;
provided that no such offer of shares shall require us or any investment bank to publish a prospectus pursuant to Article 35 FinSA.
The shares have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the Dubai International Financial Centre (the “DIFC”)
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No.1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (the “DFSA”) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this document nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to prospective investors in the United Arab Emirates
The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the DIFC) other than in compliance with the laws of the United Arab Emirates (and the DIFC) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the DIFC) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (the “FSRA”) or DFSA.
Notice to Prospective Investors in Australia
This prospectus supplement:
•does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);
•has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and
•may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).
The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong (the “SFO”)) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong (the “CO”)) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and neither this prospectus supplement nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than:
•to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA,
•to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or
•otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
◦a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
◦a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
•to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;
•where no consideration is or will be given for the transfer;
•where the transfer is by operation of law;
•as specified in Section 276(7) of the SFA; or
•as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Bermuda
Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.
Notice to Prospective Investors in Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (the “CMA”), pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 3-123-2017 dated December 2017, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.
Notice to Prospective Investors in the British Virgin Islands
The shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of Centuri. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (the “BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.
Notice to Prospective Investors in China
This prospectus supplement will not be circulated or distributed in the PRC and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan) except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
Notice to Prospective Investors in Korea
The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The shares have not been listed on any of the securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including, but not limited to, requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.
Notice to Prospective Investors in Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia (the “Commission”), for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.
Notice to Prospective Investors in Taiwan
The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.
Notice to Prospective Investors in South Africa
Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted), (the “South African Companies Act”)) is being made in connection with the issue of the shares in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:
Section 96 (1)(a) the offer, transfer, sale, renunciation or delivery is to:
•persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;
•the South African Public Investment Corporation;
•persons or entities regulated by the Reserve Bank of South Africa;
•authorized financial service providers under South African law;
•financial institutions recognized as such under South African law;
•a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

•any combination of the person in (i) to (vi); or
Section 96 (1)(b) the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.
Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

LEGAL MATTERS
The validity of the shares of our common stock offered hereby will be passed upon for us by Morrison & Foerster LLP. Certain legal matters in connection with this offering will be passed upon for the underwriter by Skadden, Arps, Slate, Meagher & Flom LLP.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 29, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus supplement and the accompanying prospectus by reference. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below that have previously been filed with the SEC.
•our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on February 26, 2025;
•our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 30, 2025, filed with the SEC on May 12, 2025, and for the fiscal quarter ended June 29, 2025, filed with the SEC on August 6, 2025;
•our Current Reports on Form 8-K filed with the SEC on April 18, 2025, May 22, 2025, June 18, 2025, July 14, 2025 and August 11, 2025;
•our definitive proxy statement on Schedule 14A, filed with the SEC on March 5, 2025 (excluding any portions that were not incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 29, 2024); and
•the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 16, 2024 (File No. 001-42022), pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of our common stock included as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on February 26, 2025.
Any statement made in a document incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed as so modified or superseded, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
We are also incorporating by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the completion of this offering contemplated hereby, but excluding any information furnished to, rather than filed with, the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You can obtain any of the filings incorporated by reference into this prospectus supplement and the accompanying prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus. You may make a request by writing, emailing or telephoning us at the following address, email address and phone number:
19820 North 7th Avenue, Suite 120, Phoenix, Arizona 85027
investors@centuri.com
(623) 879-3700
Attention: Jennifer Russo
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 with respect to the shares of our common stock being distributed as contemplated by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus form part of, and do not contain all of, the information set forth in, the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and our common stock, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus supplement and the accompanying prospectus relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. The SEC maintains an internet site that contains reports, proxies and prospectuses, and other information regarding issuers that file electronically with the SEC at www.sec.gov.
We are subject to the informational requirements of the Exchange Act and are required to file periodic current reports, proxy statements and other information with the SEC, which can be accessed at https://www.sec.gov. In addition, the information filed with or furnished by us to the SEC is available free of charge through our website (https://www.centuri.com/) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not part of this prospectus supplement or the accompanying prospectus.
You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or to which this prospectus supplement and the accompanying prospectus have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus supplement and the accompanying prospectus.

PROSPECTUS
Centuri Holdings, Inc.
74,152,087 Shares of Common Stock

This prospectus relates solely to the resale from time to time of up to an aggregate of 74,152,087 shares of our common stock, par value $0.01 per share (the “common stock”), by the selling stockholders named in this prospectus (the “selling stockholders”). All 74,152,087 shares of our common stock that are being offered and sold are currently held by the selling stockholders. We will not receive any proceeds from sale of the shares of our common stock offered by this prospectus from time to time. We will bear all costs, expenses and fees in connection with the registration of these shares of our common stock.
The selling stockholders may offer and sell the common stock from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may sell the common stock directly or through underwriters or dealers and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of our common stock to you, and any applicable commissions or discounts, will be stated in any accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities. This prospectus does not necessarily mean that the selling stockholders will offer or sell the shares. We cannot predict when or in what amounts the selling stockholders may sell any of the shares offered by this prospectus.
We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our common stock. We also encourage you to read the documents we have referred you to in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.” This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CTRI.” The last reported sale price of our common stock on the NYSE on May 9, 2025 was $21.34 per share.

Investing in shares of our common stock involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 2 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and under similar headings in the documents incorporated by reference hereto and thereto.
Neither the U.S. Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 20, 2025.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) and which we have prepared or which has been prepared on our behalf or to which we have referred you. Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We and the selling stockholders take no responsibility for, and cannot assure you as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of our common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, results of operations or financial condition may have changed since that date.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus may offer and sell up to 74,152,087 shares of our common stock from time to time in one or more offerings.
This prospectus provides you with a general description of our common stock. Each time any of the selling stockholders sell shares of our common stock, such selling stockholder will provide a prospectus supplement containing specific information about the terms of the applicable offering, as required by law. Such prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to the applicable offering.
This prospectus and any applicable prospectus supplement contain and incorporate by reference market data, industry statistics and other data that have been obtained or compiled from information made available by third parties. These data, to the extent they contain estimates or projections, involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates or projections. Industry publications and other reports we have obtained from independent parties generally state that the data contained in these publications or other reports have been obtained in good faith or from sources considered to be reliable, but they do not guarantee the accuracy or completeness of such data.
We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, any documents incorporated by reference herein or therein, and the additional information described below under “Where You Can Find More Information” and “Incorporation by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we, nor the selling stockholders, have authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information we have included in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any documents incorporated by reference herein or therein is accurate as of any date other than the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
The selling stockholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus through underwriters or dealers, directly to purchasers or through broker-dealers or agents. A prospectus supplement may describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” for more information on this topic.
This document may only be used where it is legal to sell these securities. Neither this prospectus nor any prospectus supplement or free writing prospectus constitutes an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Unless the context otherwise requires, references in this prospectus to “Centuri,” the “Company,” “we,” “us” and “our” refer to Centuri Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.
ii

OUR COMPANY
We are a leading North American utility infrastructure services company with over 115 years of operating history, and we partner with regulated utilities to maintain, upgrade and expand the energy network that powers millions of homes and businesses. Based on our internal estimates, we believe that we are the third largest utility services provider by revenue based on fiscal 2023 utility services revenues of approximately $2.46 billion or 85% of consolidated revenue for fiscal 2023. We serve as a long-term strategic partner to, and an extension of, North America’s electric, gas and combination utility providers, delivering a wide range of infrastructure solutions that seek to ensure safe, reliable and environmentally sustainable energy operations. Our service offerings primarily consist of the modernization of utility infrastructure through the replacement, maintenance, retrofitting and installation of electric and natural gas distribution and utility-scale transmission networks to meet current and future demands. We also serve complementary, attractive and growing end markets such as renewable energy associated with the expected energy transition, data centers and 5G datacom. Our essential services enable our customers to enhance the safety, reliability and environmental sustainability of the electric and natural gas networks that consumers rely upon to meet their essential and evolving energy needs. Guided by our values and unwavering commitment to serve as long-term partners to customers and communities, our more than 8,600 employees enable our customers to safely and reliably deliver electricity and natural gas and achieve their goals for environmental sustainability.
We currently operate across 89 locations in 46 U.S. states and four Canadian provinces, enabling us to support our customers across multiple geographies.
The majority of our customer relationships are governed by long-term master services agreements (“MSAs”), comprising approximately 80% of our total revenue during the fiscal year ended December 29, 2024. Additionally, of the remaining 20% of our total revenue that was generated from bid contracts, 9% was generated from existing MSA customers. We predominantly perform smaller, lower-risk distribution projects for our customers. Our focus on MSA-driven work, long-term customer partnerships and recurring maintenance-oriented work orders provides us greater visibility to our demand outlook.
Corporate Information
We were incorporated in Delaware on June 9, 2023. The address of our principal executive offices is 19820 North 7th Avenue, Suite 120, Phoenix, Arizona 85027. Our telephone number is (623) 582-1235.
We maintain an internet website at https://www.centuri.com. Our website, and the information contained therein, or connected thereto, is not incorporated by reference into this prospectus.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before acquiring securities from the selling stockholders, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, our subsequent Current Reports on Form 8-K, and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the risk factors and any other information contained in any document incorporated by reference or any accompanying prospectus supplement. The occurrence of any of these risks could materially and adversely affect our business, financial condition, prospects, results of operations and cash flows. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment.
The risks and uncertainties incorporated by reference or contained in any accompanying prospectus supplement are those that we have identified as material but are not the only risks and uncertainties facing us. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial also may impair our business, financial condition, prospects, results of operations and cash flows. Please also see the section of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the safe harbor provision of the United States Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than historical factual information are forward-looking statements, including, without limitation, statements regarding: our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of regulation and the economy, generally.
Terminology such as “believe,” “anticipate,” “will,” “should,” “could,” “intend,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast,” “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the risks and uncertainties set forth in this prospectus under “Risk Factors,” and the section entitled “Item 1.A Risk Factors” in our most recent Annual Report on Form 10-K and other factors described in our periodic reports filed from time to time with the SEC, which are incorporated by reference into this prospectus.
Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Actual results may differ materially as a result of a number of factors, including, among other things:
•customer project scheduling and duration;
•weather and general economic conditions;
•results of bid work, differences between actual and anticipated outcomes of bid or other fixed-price construction agreements;
•outcomes from contract and change order negotiations;
•our ability to successfully procure new work and impacts from being awarded work or failing to be awarded work from significant customers, the mix of work awarded, and the amount of work awarded to us following work stoppages or reduction;
•the results of productivity inefficiencies from regulatory requirements, customer supply chain challenges, or otherwise, delays in commissioning individual projects, the ability of management to successfully finance, close on and assimilate any acquired businesses, and changes in our mix of customers, projects, contracts and business;
•regional or national and/or general economic conditions and demand for our services;
•price, volatility, and expectations of future prices of natural gas and electricity;
•increases in the costs to perform services caused by changing conditions;
•the termination or expiration of existing agreements or contracts;
•decisions of our customers as to whether to pursue capital projects due to economic impacts resulting from a pandemic or otherwise;
•the budgetary spending patterns of customers;
•inflation and other increases in construction costs that we may be unable to pass through to our customers;
•cost or schedule overruns on fixed-price contracts;
•availability of qualified labor for specific projects;
•the need and availability of letters of credit, payment and performance bonds, or other security;
•costs we incur to support growth, whether organic or through acquisitions;
•the timing and volume of work under contract;
•losses experienced in our operations;
•the results of the review of prior period accounting on certain projects and the impact of adjustments to accounting estimates;
•developments in governmental investigations and/or inquiries;

•intense competition in the industries in which we operate;
•existing or future litigation or regulatory proceedings, dispute resolution proceedings or claims, including claims for additional costs;
•failure of our partners, suppliers or subcontractors to perform their obligations;
•cybersecurity breaches;
•failure to maintain safe worksites;
•risks or uncertainties associated with events outside of our control, including severe weather conditions, public health crises and pandemics, political crises or other catastrophic events, such as the conflict in the Middle East and the ongoing war in Ukraine;
•the impact of changes to federal policies, including those with respect to taxes, trade policies and tariffs, that affect U.S. relations with the rest of the world;
•adverse developments affecting specific financial institutions or the broader financial services industry, including liquidity shortages or bank failures;
•client delays or defaults in making payments;
•the cost and availability of credit and restrictions imposed by our debt agreements;
•the impact of credit rating actions and conditions in the capital markets on financing costs;
•changes in construction expenditures and financing;
•levels of or changes in operations and maintenance expenses;
•our ability to continue to remain within the ratios and other limits in our debt covenants;
•failure to implement strategic and operational initiatives;
•risks or uncertainties associated with acquisitions, dispositions and investments;
•possible information technology interruptions or inability to protect intellectual property;
•our failure, or the failure of our agents or partners, to comply with laws;
•our ability to secure appropriate insurance, licenses or permits;
•new or changing legal requirements, including those relating to environmental, health, licensing and safety matters;
•the loss of one or more clients that account for a significant portion of our revenue; and
•asset impairments.
Forward-looking statements are not guarantees of future performance, and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Forward-looking statements herein speak only as of the date of this prospectus. Except to the extent required by applicable law, we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

USE OF PROCEEDS
We will not receive any proceeds from the sale from time to time of our common stock by the selling stockholders. We will pay all expenses incident to the registration of the shares of common stock offered herein.

SELLING STOCKHOLDERS
This prospectus covers the public resale of the shares owned by the selling stockholders listed in the table below. The following table presents information regarding the selling stockholders and the shares that they may offer and sell from time to time under this prospectus.
In connection with our initial public offering, we entered into that certain Registration Rights Agreement, dated as of April 11, 2024 (the “Registration Rights Agreement”) with Southwest Gas Holdings, Inc. (“Southwest Gas”), pursuant to which we granted to Southwest Gas certain registration rights with respect to its shares of our common stock. Also in connection with our initial public offering, we entered into that certain Common Stock Purchase Agreement (the “Purchase Agreement”), dated as of April 5, 2024, with Icahn Partners LP and Icahn Partners Master Fund LP (together, the “Icahn Investors”) pursuant to which we granted to the Icahn Investors certain registration rights with respect to their shares of our common stock. We have prepared this prospectus and the registration statement of which it is a part to satisfy our contractual obligations to the selling stockholders under the Registration Rights Agreement and the Purchase Agreement.
The table also provides information regarding the beneficial ownership of our common stock by the selling stockholders as adjusted to reflect the assumed sale of all of the shares of common stock offered under this prospectus. The ownership percentage indicated in the following table is based on 88,558,945 total outstanding shares of our common stock as of May 9, 2025.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

	Shares Beneficially Owned Prior to the Completion of this Offering			Shares Beneficially Owned After the Completion of this Offering(1)
Name of Selling Stockholder	Number of shares	Percentage of common stock	Shares Being Registered for Resale	Number of shares	Percentage of common stock
Southwest Gas Holdings, Inc.(2)	71,665,592	80.9%	71,665,592	—	*
Entities affiliated with Carl C. Icahn(3)	2,486,495	2.8%	2,486,495	—	*
__________________
*Represents less than 1% of the issued and outstanding shares of the Company’s common stock as of May 9, 2025. The number of shares of the Company’s common stock outstanding as of May 9, 2025 was 88,558,945.
(1)    Assumes the sale of all shares of common stock covered by this prospectus by the selling stockholders and that the selling stockholder does not acquire any additional shares of common stock.
(2)    The principal business address of Southwest Gas Holdings, Inc. is 8360 S. Durango Dr., Las Vegas, Nevada, 89113.
(3)    Shares held by Icahn Partners LP and Icahn Partners Master Fund LP consist of: (i) 1,426,514 shares of our common stock held by Icahn Partners LP, all of which are offered pursuant to this prospectus and (ii) 1,059,981 shares of our common stock held by Icahn Partners Master Fund, all of which are offered pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK
The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the provisions of our amended and restated certificate of incorporation (the “Charter”) and amended and restated bylaws (the “Bylaws”), each of which is an exhibit to our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus.
General
Our authorized capital stock consists of 850,000,000 shares of common stock, par value $0.01 per share, and 85,000,000 shares of preferred stock, par value $0.01 per share, all of which shares of preferred stock are undesignated. Our board of directors (the “Board”) may establish the rights and preferences of the preferred stock from time to time.
Common Stock
Holders of our common stock are entitled to the rights set forth below.
Voting Rights
Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by stockholders; provided that, prior to the termination of that certain Separation Agreement, dated as of April 11, 2024 (the “Separation Agreement”), by and between us and Southwest Gas Holdings, with respect to the amendment of certain provisions in our Charter and Bylaws relating to the Separation Agreement or that certain Tax Matters Agreement, dated as of April 11, 2024, by and between us and Southwest Gas Holdings, Southwest Gas Holdings and any and all successors to Southwest Gas Holdings by way of merger, consolidation or sale of all or substantially all of its assets or equity (“SWX”) is entitled to a number of votes (which may be a fraction) for each share of common stock held of record by SWX on the record date for determining stockholders entitled to vote on such proposal that is equal to the greater of (A) one and (B) the quotient of (i) the sum of (y) the aggregate votes entitled to be cast by all holders of our capital stock (including common stock and preferred stock) other than SWX on such proposal plus (z) one divided by (ii) the number of shares of common stock held of record by SWX on the record date for determining stockholders entitled to vote on such proposal. At each meeting of the stockholders, a majority of our shares issued and outstanding and entitled to vote generally for the election of directors, present in person or represented by proxy, will constitute a quorum.
Directors are elected by a plurality vote standard. Our stockholders do not have cumulative voting rights. Except as otherwise provided in our Charter, Bylaws or as required by law, any question brought before any meeting of stockholders, other than the election of directors, will be decided by the affirmative vote of a majority of the voting power of the shares of capital stock represented at the meeting and entitled to vote on such question, voting as a single class.
We entered into the Separation Agreement with Southwest Gas Holdings, which gives Southwest Gas Holdings the right to nominate a majority of our directors as long as Southwest Gas Holdings beneficially owns 50% or more of the total voting power of our outstanding common stock and specifies how Southwest Gas Holdings’ nominations rights shall decrease as Southwest Gas Holdings’ beneficial ownership of our common stock also decreases.
Dividends
Subject to any preferential rights of any outstanding preferred stock, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by the Board out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of us, holders of common stock would be entitled to ratable distribution of our assets remaining after the payment in full of liabilities and any preferential rights of any then-outstanding preferred stock.

No Preemptive or Similar Rights
Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock other than certain anti-dilution rights held by Southwest Gas Holdings pursuant to the Separation Agreement. All outstanding shares of common stock are fully paid and non-assessable.
Preferred Stock
Under the terms of our Charter, and subject to Southwest Gas Holdings’ consent rights, the Board is authorized, subject to limitations prescribed by the Delaware General Corporation Law of the State of Delaware (the “DGCL”) and by our Charter, to issue up to 85,000,000 shares of preferred stock in one or more series without further action by the holders of our common stock. The Board will have the discretion, subject to limitations prescribed by the DGCL and by our Charter, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Anti-Takeover Effects of Various Provisions of Delaware Law and Our Charter and Bylaws
Provisions of the DGCL and our Charter and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that the Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with the Board. We believe that the benefits of increased protection of the Board’s ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire us or restructure the Board outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute. We have “opted out” of Section 203 of the DGCL. Our Charter includes a “Dominant Stockholder” provision pursuant to which a “Business Combination” of us with a Dominant Stockholder (as defined in the Charter) will require approval by 66 2/3% of the outstanding shares of our common stock, subject to certain exceptions requiring super-majority (65% or 85%) approval by the Board.
The existence of this provision is expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.
Removal of Directors. Our Charter and Bylaws provide that our stockholders may remove our directors with or without cause, by an affirmative vote of holders of two-thirds of the outstanding shares of our capital stock entitled to vote generally for the election of directors.
Amendments to Charter. Our Charter provides that the affirmative vote of the holders of a supermajority of the voting power of our outstanding shares entitled to vote thereon, voting as a single class, is required to amend certain provisions relating to the number, term, removal and filling of vacancies with respect to the Board, the advance notice to be given for nominations for elections of directors, the calling of special meetings of stockholders, cumulative voting, stockholder action by written consent, the ability to amend our Bylaws and Charter, exclusive forum, corporate opportunities, anti-takeover provisions, the elimination of liability of directors and officers to the extent permitted by Delaware law, director and officer indemnification and any provision relating to the amendment of any of these provisions. Our Charter also provides that the affirmative vote of the holders of 66 2/3% of the voting power of our outstanding shares entitled to vote thereon, voting as a single class, is required to amend the Dominant Stockholder provision.

Amendments to Bylaws. Our Charter and Bylaws provide that, subject to exceptions, our Bylaws may only be amended by the Board or by the affirmative vote of holders of at least two-thirds of the total voting power of our outstanding shares entitled to vote thereon, voting as a single class.
Size of Board and Vacancies. Our Charter provides that the Board will consist of not less than six nor more than 13 directors, the exact number of which will be fixed exclusively by the Board; provided that, prior to the termination of the Separation Agreement, the Board may consist of more than 13 directors subject to certain conditions. Any vacancies created on the Board resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the directors then in office, even if less than a quorum is present, or by a sole remaining director except, prior to the termination of the Separation Agreement in the case that (i) a director who was designated for nomination by Southwest Gas Holdings pursuant to the Separation Agreement or a director who was otherwise designated by Southwest Gas Holdings pursuant to the Separation Agreement, ceases to serve, or is not elected, as a director for any reason or (ii) Southwest Gas Holdings is entitled to have one or more directors nominated or appointed to the Board pursuant to the Separation Agreement due to an increase in the size of the Board, then any such vacancies or newly created directorships shall be filled in compliance with the Separation Agreement. Any director appointed to fill a vacancy on the Board will hold office until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation, disqualification or removal as hereinafter provided.
Special Stockholder Meetings. Our Charter provides that special meetings of stockholders may be called only by or at the direction of (a) the Board pursuant to a resolution adopted by a majority of the entire Board, (b) the chair of the Board or (c) our chief executive officer. Stockholders may not call special stockholder meetings.
Stockholder Action by Written Consent. Our Charter and Bylaws expressly eliminate the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders. However, for so long as Southwest Gas Holdings owns at least 50% of the total voting power of the then-outstanding common stock, stockholders are permitted to act by written consent.
Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Charter and Bylaws mandate that stockholder nominations for the election of directors will be given in accordance with the Bylaws. The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors as well as minimum qualification requirements for stockholders making the proposals or nominations. Additionally, the Bylaws require that candidates for election as director disclose their qualifications and make certain representations.
No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our Charter does not provide for cumulative voting.
Undesignated Preferred Stock. The authority that the Board possesses to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. The Board may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.
Conflicts of Interest; Corporate Opportunities
In order to address potential conflicts of interest between us and Southwest Gas Holdings, our Charter contains certain provisions regulating and defining the conduct of our affairs to the extent that they may involve Southwest Gas Holdings and its directors, officers and/or employees and our rights, powers, duties and liabilities and those of our directors, officers, employees and stockholders in connection with our relationship with Southwest Gas Holdings. In general, these provisions recognize that we and Southwest Gas Holdings and surviving subsidiaries will continue to have contractual and business relations with each other, including directors of Southwest Gas Holdings serving as our directors, may engage in the same, similar or related business activities and lines of business or may have an interest in the same areas of corporate opportunities.

Our Charter provides that Southwest Gas Holdings has no duty to communicate information regarding a corporate opportunity to us or to refrain from engaging in the same or similar activities or lines of business, doing business with any of our clients, customers or vendors or employing or otherwise engaging any of our directors, officers or employees. Moreover, our Charter provides that for so long as Southwest Gas Holdings owns at least 10% of the total voting power of our outstanding shares or otherwise has one or more directors, officers or employees serving as our (or any of our subsidiaries’) director, officer or employee, in the event that any of our (or any of our subsidiaries’) directors, officers or employees who is also a director, officer or employee of Southwest Gas Holdings acquires knowledge of a potential transaction or matter that may be a corporate opportunity for us and Southwest Gas Holdings, such director, officer or employee shall to the fullest extent permitted by law have fully satisfied and fulfilled his or her fiduciary duty, if any, with respect to such corporate opportunity, and we, to the fullest extent permitted by law, renounce any interest or expectancy in such business opportunity, and waive any claim that such business opportunity constituted a corporate opportunity that should have been presented to us or any of our affiliates, if he or she acts in a manner consistent with the following policy: such corporate opportunity offered to any person who is our or our subsidiaries’ director, officer or employee and who is also a director, officer or employee of Southwest Gas Holdings and its affiliates (other than us and our subsidiaries) shall belong to us only if such opportunity is expressly offered to such person solely in his or her capacity as our director or officer.
Our Charter also provides that no contract, agreement, arrangement or transaction between us (or any of our subsidiaries), on the one hand, and Southwest Gas Holdings, on the other hand, will be void or voidable solely for the reason that Southwest Gas Holdings is a party thereto, or solely because any of our (or our subsidiaries’) directors or officers who are affiliated with Southwest Gas Holdings are present at or participate in the meeting of the Board or committee thereof or are signatories to a written consent of the Board or committee thereof, which authorizes the contract, agreement, arrangement or transaction or solely because his or her votes are counted for such purpose. We may enter into and perform, and cause or permit any subsidiary to enter into and perform, one or more contracts, agreements, arrangements or transactions with Southwest Gas Holdings pursuant to which we or one of our subsidiaries, on the one hand, and Southwest Gas Holdings, on the other hand, agree to engage in transactions of any kind or nature with each other, including, without limitation, agreements relating to competition or allocation of opportunities. Subject to certain exceptions in our Charter, no such contract, agreement, arrangement or transaction, or the performance thereof by us (or any of our subsidiaries), or Southwest Gas Holdings, will, to the fullest extent permitted by law, (i) be considered contrary to (x) any fiduciary duty that any of our (or any of our subsidiaries’) director, officer, or employee who is also a director, officer or employee of Southwest Gas Holdings may owe or be alleged to owe to us or any such subsidiary, or to any stockholder thereof, or (y) any legal duty or obligation Southwest Gas Holdings may be alleged to owe on any basis or (ii) be considered a failure to act in (or not opposed to) the best interests of us or any of our subsidiaries or our or their respective stockholders or equityholders or the derivation of any improper personal benefit. Subject to certain exceptions in our Charter, to the fullest extent permitted by law, none of our (or any of our subsidiaries’) directors, officers or employees who are also directors, officers or employees of Southwest Gas Holdings shall have or be under any fiduciary duty to us (or any of our subsidiaries) to refer any corporate opportunity to us (or any of our subsidiaries) or to refrain from acting on behalf of us (or any of our subsidiaries) or of Southwest Gas Holdings in respect of any such contract, agreement, arrangement or transaction or performing any such contract, agreement, arrangement or transaction. To the fullest extent permitted by law, subject to certain exceptions set forth in the Charter, none of our (or our subsidiaries’) directors, officers or employees shall be deemed to have an indirect interest in any matter, transaction or corporate opportunity that may be received or exploited by, or allocated to, Southwest Gas Holdings, merely by virtue of being a director, officer or employee of Southwest Gas Holdings.
Our Charter also provides for special approval procedures that may be utilized if it is deemed desirable by Southwest Gas Holdings, us, our subsidiaries or any other party that we take action with specific regard to a particular transaction, corporate opportunity or type or series of transactions or corporate opportunities, out of an abundance of caution, to ensure that such transaction or transactions are not voidable, or that such an opportunity or opportunities are effectively disclaimed. Specifically, we may employ special procedures to affirm or authorize transactions or opportunities in these cases if:
•the material facts of the transaction and the director’s, officer’s or employee’s interest are disclosed or known to the Board or duly appointed committee of the Board and the Board or such committee authorizes, approves or ratifies the transaction by the affirmative vote or consent of a majority of the directors (or committee members) who have no direct or indirect interest in the transaction and, in any event, of at least two directors (or committee members); or
•the material facts of the transaction and the director’s interest are disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such transaction.
Any person purchasing or otherwise acquiring any interest in any shares of our common stock will be deemed to have consented to these provisions of the Charter.
Except as otherwise agreed in writing between us and Southwest Gas Holdings, these corporate opportunity provisions will have no further force or effect when Southwest Gas Holdings owns 10% or less of the total voting power of our outstanding shares and has no directors, officers or employees serving as our (or any of our subsidiaries’) directors, officers or employees.
Limitations on Liability, Indemnification of Officers and Directors and Insurance
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breach of fiduciary duties as directors or officers, and our Charter includes such an exculpation provision. Our Charter and Bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, all expense, liability and loss actually and reasonably incurred or suffered by each person who was or is a party or is otherwise threatened to be made a party to any action, suit or proceeding for actions taken as our legal representative, director or officer, or, while serving as our director or officer, for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Charter and Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to certain conditions, including our receipt of an undertaking from the indemnified party if required under the DGCL. Our Charter expressly authorizes us to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees from some liabilities.
The limitation of liability and indemnification provisions that are in our Charter and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions will not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors or officers under the federal securities laws. There is currently no pending material litigation or proceeding against us or any of our directors, officers or employees for which indemnification is sought.
Exclusive Forum
Our Charter provides that, unless we otherwise determine, the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee or stockholder in such capacity to us or to our stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against us or any current or former director or officer or other employee or stockholder in such capacity arising pursuant to any provision of the DGCL or our Charter or Bylaws, (iv) any action asserting a claim relating to or involving us governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as such term is defined in Section 115 of the DGCL; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action or proceeding may be brought in another state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Charter further provides that the federal district courts of the United States is the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and as a result, the exclusive forum provision does not apply to actions arising under the Exchange Act or the rules and regulations thereunder. While the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our federal forum provision described above. Our stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. As noted above, the existence of authorized but unissued shares of common stock and preferred stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Listing
Our shares of common stock are listed on the NYSE under the symbol “CTRI.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company d/b/a EQ Shareowner Services.

PLAN OF DISTRIBUTION
The selling stockholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their respective shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales;
•broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by the selling stockholders and, if the selling stockholders default in the performance of their respective secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the selling stockholders list to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker- dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by the selling stockholders will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that the selling stockholders meet the criteria and conforms to the requirements of that rule.
To the extent required, the shares of our common stock to be sold, the name of the selling stockholders, the respective purchase price and public offering price, the names of any agents or dealers, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of (1) such time as all of the shares of common stock covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares of common stock covered by this prospectus may be sold without restriction pursuant to Rule 144 of the Securities Act.
LEGAL MATTERS
The validity of the shares of our common stock offered hereby will be passed upon for us by Morrison & Foerster LLP.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 29, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference, which means that we can disclose important information to you by referring you to those documents.. The information incorporated by reference is considered to be a part of this prospectus. This prospectus specifically incorporates by reference the documents listed below.
•our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on February 26, 2025;
•our Quarterly Report on Form 10-Q for the three months ended March 30, 2025, filed with the SEC on May 12, 2025;
•our Current Report on Form 8-K filed with the SEC on April 18, 2025;

•our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 5, 2025 (excluding any potions that were not incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 29, 2024); and
•the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 16, 2024 (File No. 001-42022), pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of our common stock included as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on February 26, 2025.
Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed as so modified or superseded, except as so modified or superseded, to constitute a part of this prospectus.
We also incorporate by reference any future filings, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules, until the offering by the selling stockholders of the securities under the registration statement of which this prospectus forms a part is terminated or completed. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated, and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You may make a request by writing, emailing or telephoning us at the following address, email address and phone number:
19820 North 7th Avenue, Suite 120, Phoenix, Arizona 85027
investors@centuri.com
(623) 879-3700
Attention: Jennifer Russo

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Statements made in this prospectus relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. The SEC maintains an internet site that contains reports, proxies and prospectuses, and other information regarding issuers that file electronically with the SEC at www.sec.gov.
We are subject to the informational requirements of the Exchange Act and are required to file periodic current reports, proxy statements and other information with the SEC, which can be accessed at https://www.sec.gov. In addition, the information filed with or furnished by us to the SEC is available free of charge through our website (https://www.centuri.com/) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not part of this prospectus.
You should rely only on the information contained in this prospectus or to which this prospectus has referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

27,362,210 Shares
Centuri Holdings, Inc.
Common Stock

PROSPECTUS SUPPLEMENT

September 3, 2025.

J.P. Morgan